Exhibit 99
                                                                      ----------

                     Kansas City, Missouri - March 15, 2004

Interstate Bakeries Corporation (NYSE-IBC) today announced plans to close its bakery in San Pedro, CA. The closing, scheduled for May 14, 2004, will affect 184 employees.

The San Pedro facility primarily bakes bread and rolls, as well as English muffins, sold under various brand names, including Di Carlo, Parisian, Wonder, and Millbrook. This production will be transferred to other IBC bakeries, including facilities in Los Angeles, Glendale, Pomona, and San Diego. The bakery closing will not affect distribution of IBC products to food stores in Southern California and other markets.

"The decision to close the San Pedro bakery was difficult. Our employees there have been solid contributors and we appreciate their efforts," said James R. Elsesser, IBC's Chief Executive Officer. "However, company-wide we are consolidating operations and seeking production efficiencies. The Di Carlo bakery, which was built in 1957, is not as efficient as some of our other facilities. As a result, we concluded that economically it was best for the Company to close the facility."

Most of the employees affected by this decision are represented by three unions: local #31 of the Bakers, Confectionery, Tobacco Workers and Grain Millers Union; local #1484 of the International Association of Machinists; and local #572 of the International Brotherhood of Teamsters. There may be opportunities for employment for some of the affected San Pedro employees as production is transferred to other IBC bakeries. Those opportunities, as well as severance arrangements for employees not placed, will be determined during affects bargaining and will be guided by IBC's agreements with the applicable unions.


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Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods, under various national brand names including Wonder, Hostess, and Home Pride. The Company, with 57 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.


For information, please contact:
Mark D. Dirkes
Senior Vice President-Corporate Marketing
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
816-502-4203

FORWARD-LOOKING STATEMENTS

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements relating to, among other things: production and distribution of our products, consolidation of operations and employment opportunities for affected employees. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in implementing the decisions described in the release or the Company-wide project focused on re-engineering business processes and rationalizing investment in production, distribution and administrative functionality or other problems related thereto; actions of competitors, including pricing policy and promotional spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products; the effectiveness of hedging activities; increased pension, health care, workers' compensation and other employee costs; the effectiveness of advertising and marketing spending; the availability of capital on acceptable terms; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended May 31, 2003 and Forms 10-Q for our quarters ended August 23, 2003 and November 15, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.